ZENEFITS
ADP

TEMPE, AZ

Cousins

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

Q4 2020

Cousins Properties	Q4 2020 Supplemental Information

FORWARD-LOOKING STATEMENTS

Certain matters contained in this report are “forward-looking statements” within the meaning of the federal securities laws and are subject to uncertainties and risks, as itemized in Item 1A included in the Annual Report on Form 10-K for the year ended December 31, 2020. These forward-looking statements include information about possible or assumed future results of the business and our financial condition, liquidity, results of operations, plans, and objectives. They also include, among other things, statements regarding subjects that are forward-looking by their nature, such as the following: guidance and underlying assumptions; business and financial strategy; future debt financings; future acquisitions and dispositions of operating assets or joint venture interests; future acquisitions and dispositions of land, including ground leases; future development and redevelopment opportunities, including fee development opportunities; future issuances and repurchases of common stock, limited partnership units, or preferred stock; future distributions; projected capital expenditures; market and industry trends; entry into new markets or changes in existing market concentrations; future changes in interest rates; and all statements that address operating performance, events, or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders.
Any forward-looking statements are based upon management's beliefs, assumptions, and expectations of our future performance, taking into account information that is currently available. These beliefs, assumptions, and expectations may change as a result of possible events or factors, not all of which are known. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in forward-looking statements. Actual results may vary from forward-looking statements due to, but not limited to, the following: the availability and terms of capital; the ability to refinance or repay indebtedness as it matures; the failure of purchase, sale, or other contracts to ultimately close; the failure to achieve anticipated benefits from acquisitions, investments, or dispositions; the potential dilutive effect of common stock or operating partnership unit issuances; the availability of buyers and pricing with respect to the disposition of assets; changes in national and local economic conditions, the real estate industry, and the commercial real estate markets in which we operate (including supply and demand changes), particularly in Atlanta, Austin, Charlotte, Phoenix, Tampa, and Dallas where we have high concentrations of our lease revenues, including the impact of high unemployment, volatility in the public equity and debt markets, and international economic and other conditions; the impact of a public health crisis, including the COVID-19 pandemic, and the governmental and third-party response to such a crisis, which may affect our key personnel, our tenants, and the costs of operating our assets; the impact of social distancing, shelter-in-place, border closings, travel restrictions, remote work requirements, and similar governmental and private measures taken to combat the spread of a public health crisis on our operations and our tenants; sociopolitical unrest such as political instability, civil unrest, armed hostilities, or political activism which may result in a disruption of day-to-day building operations; changes to our strategy with regard to land and other non-core holdings that may require impairment to be recognized; leasing risks, including the ability to obtain new tenants or renew expiring tenants, the ability to lease newly developed and/or recently acquired space, the failure of a tenant to commence or complete tenant improvements on schedule or to occupy leased space, and the risk of declining leasing rates; changes in the needs of our tenants brought about by the desire for co-working arrangements, trends toward utilizing less office space per employee, and the effect of employees working remotely; any adverse change in the financial condition of one or more of our tenants; volatility in interest rates and insurance rates; competition from other developers or investors; the risks associated with real estate developments (such as zoning approval, receipt of required permits, construction delays, cost overruns, and leasing risk); cyber security breaches; changes in senior management, changes in the Board of Directors, and the loss of key personnel; the potential liability for uninsured losses, condemnation, or environmental issues; the potential liability for a failure to meet regulatory requirements; the financial condition and liquidity of, or disputes with, joint venture partners; any failure to comply with debt covenants under credit agreements; any failure to continue to qualify for taxation as a real estate investment trust and meet regulatory requirements; potential changes to state, local, or federal regulations applicable to our business; material changes in the rates, or the ability to pay, dividends on common shares or other securities; potential changes to the tax laws impacting REITs and real estate in general; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission ("SEC") by the Company.
The words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in any forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise, except as required under U.S. federal securities laws.

Cousins Properties	3	Q4 2020 Supplemental Information

EARNINGS RELEASE

COUSINS PROPERTIES REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS
Provides Initial 2021 Earnings Guidance
Highlights
•Net income was $0.07 per share for the quarter and $1.60 for the year.
•Funds from operations was $0.68 per share for the quarter and $2.78 for the year.
•Same property net operating income on a cash basis decreased 3.3% for the quarter and increased 0.7% for the year.
•Same property net operating income on a cash basis, adjusted for temporary COVID-19 payment deferrals and reduced parking income, increased 1.7% for the quarter and increased 4.5% for the year.
•Second generation net rent per square foot on a cash basis increased 8.9% for the quarter and increased 13.1% for the year.
•Executed 387,611 square feet of office leases during the quarter and 1,421,213 square feet during the year.
•Executed COVID-19 related rent deferral agreements representing 0.3% of annualized contractual rents during the quarter and 1.5% during the year.
•Collected 98.8% of rents, including 99.2% from office customers, during the quarter and collected 99.1% of rents, including 99.4% from office customers, in December.
•Acquired a 329,000 square foot creative office asset in the South End submarket of Charlotte known as The RailYard for $201 million.
•Acquired South End Station, a 3.4 acre parcel of land, and 303 Tremont, a 2.4 acre parcel of land, in the South End submarket of Charlotte, for a combined gross purchase price of $47 million.

ATLANTA (February 11, 2021) - Cousins Properties (NYSE:CUZ) today reported its results of operations for the quarter and year ended December 31, 2020.
“We took advantage of economic uncertainty during the fourth quarter and made several significant investments in Charlotte that will provide a solid foundation for growth in that dynamic city for years to come,” said Colin Connolly, president and chief executive officer of Cousins Properties. “While the COVID-19 pandemic will likely continue to impact the office industry through the first half of 2021, we remain confident in the long-term power of our Sun Belt strategy and firmly believe additional compelling investment opportunities will emerge that will allow us to take advantage of our unique operating platform and best-in-class balance sheet to create substantial value for our shareholders.”

Cousins Properties	4	Q4 2020 Supplemental Information

EARNINGS RELEASE

Financial Results
Net income available to common stockholders was $11.1 million, or $0.07 per share, for the fourth quarter of 2020, compared with net income available to common stockholders of $117.1 million, or $0.80 per share, for the fourth quarter of 2019. Net income available to common stockholders was $237.3 million, or $1.60 per share, for the year ended December 31, 2020, compared with $150.4 million, or $1.17 per share, for the year ended December 31, 2019.
Funds From Operations ("FFO") was $100.6 million, or $0.68 per share, for the fourth quarter of 2020, compared with $106.2 million, or $0.72 per share for the fourth quarter of 2019. FFO was $413.2 million, or $2.78 per share, for the year ended December 31, 2020, compared with $328.8 million, or $2.53 per share, for the year ended December 31, 2019.
Variances in net income and FFO were significantly impacted by transaction costs associated with the Company's 2019 merger with TIER REIT, Inc.

2021 Guidance
For the year ending December 31, 2021, the Company expects to report net income in the range of $0.83 to $0.93 per share and FFO in the range of $2.76 to $2.86 per share. This guidance does not include any property acquisitions, property dispositions, or development starts during 2021. In addition, this guidance assumes physical occupancy remains significantly below normalized levels until the second half of 2021. The Company anticipates providing additional assumptions behind its earnings guidance as the year progresses.
The above guidance reflects management’s current plans and assumptions as of the date of this report, including those related to the pace and strength of recovery from the COVID-19 pandemic, and it is subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings. Actual results could differ materially from this guidance.

Investor Conference Call and Webcast
The Company will conduct a conference call at 10:00 a.m. (Eastern Time) on Friday, February 12, 2021, to discuss the results of the quarter and year ended December 31, 2020. The number to call for this interactive teleconference is (877) 247-1056. The live webcast of this call can be accessed on the Company's website, www.cousins.com, through the “Cousins Properties Fourth Quarter Conference Call” link on the Investor Relations page. A replay of the conference call will be available for seven days by dialing (877) 344-7529 and entering the passcode 10151322. The playback can also be accessed on the Company's website.
Acting through its operating partnership, Cousins Properties LP, Cousins Properties is a leading fully-integrated real estate investment trust (REIT) with extensive experience in development, acquisition, financing, management, and leasing. Based in Atlanta, the Company actively invests in top-tier urban office assets and opportunistic mixed-use properties in Sunbelt markets.

Cousins Properties	5	Q4 2020 Supplemental Information

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31, 2020	December 31, 2019
Assets:	(unaudited)
Real estate assets:
Operating properties, net of accumulated depreciation of $803,073 and $577,139 in 2020 and 2019, respectively	$6,232,546	$5,669,324
Projects under development	57,389	410,097
Land	162,406	116,860
	6,452,341	6,196,281

Real estate assets and other assets held for sale, net of accumulated depreciation and amortization of $14,188 and $61,093 in 2020 and 2019, respectively	125,746	360,582
Cash and cash equivalents	4,290	15,603
Restricted cash	1,848	2,005
Notes and accounts receivable	20,248	23,680
Deferred rents receivable	138,341	102,314
Investment in unconsolidated joint ventures	125,481	133,884
Intangible assets, net	189,164	257,649
Other assets	49,939	59,449
Total assets	$7,107,398	$7,151,447
Liabilities:
Notes payable	$2,162,719	$2,222,975
Accounts payable and accrued expenses	186,267	209,904
Deferred income	62,319	52,269
Intangible liabilities, net of accumulated amortization of $73,967 and $55,798 in 2020 and 2019, respectively	69,846	83,105
Other liabilities	118,103	134,128
Liabilities of real estate assets held for sale, net of accumulated amortization of $1,205 and $7,771 in 2020 and 2019, respectively	12,606	21,231
Total liabilities	2,611,860	2,723,612
Commitments and contingencies
Equity:
Stockholders' investment:
Preferred stock, $1 par value, 20,000,000 shares authorized, 1,716,837 shares issued and outstanding in 2019; no shares were issued or outstanding in 2020	—	1,717
Common stock, $1 par value, 300,000,000 shares authorized, and 151,149,289 and 149,347,382 shares issued and outstanding in 2020 and 2019, respectively	151,149	149,347
Additional paid-in capital	5,542,762	5,493,883
Treasury stock at cost, 2,584,933 shares in 2020 and 2019	(148,473)	(148,473)
Distributions in excess of cumulative net income	(1,078,304)	(1,137,200)
Total stockholders' investment	4,467,134	4,359,274
Nonredeemable noncontrolling interests	28,404	68,561
Total equity	4,495,538	4,427,835
Total liabilities and equity	$7,107,398	$7,151,447

Cousins Properties	6	Q4 2020 Supplemental Information

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues:
Rental property revenues	$178,631	$189,127	$721,883	$628,751
Fee income	4,454	5,220	18,226	28,518
Other	62	92	231	246
	183,147	194,439	740,340	657,515
Expenses:
Rental property operating expenses	61,847	66,308	250,850	222,146
Reimbursed expenses	364	735	1,580	4,004
General and administrative expenses	7,181	11,321	27,034	37,007
Interest expense	15,650	16,384	60,605	53,963
Impairment (1)	14,829	—	14,829	—
Depreciation and amortization	72,668	78,372	288,648	257,149
Transaction costs	—	2,003	428	52,881
Other	250	8	2,091	1,109
	172,789	175,131	646,065	628,259
Income from unconsolidated joint ventures	1,196	2,887	7,947	12,666
Gain (loss) on sales of investments in unconsolidated joint ventures	(173)	—	45,767	—
Gain (loss) on investment property transactions	(67)	96,373	90,125	110,761
Net income	11,314	118,568	238,114	152,683
Net income attributable to noncontrolling interests	(195)	(1,456)	(836)	(2,265)
Net income available to common stockholders	$11,119	$117,112	$237,278	$150,418

Net income per common share — basic and diluted	$0.07	$0.80	$1.60	$1.17
Weighted average shares — basic	148,564	146,762	148,277	128,060
Weighted average shares — diluted	148,669	148,534	148,636	129,831

(1)	Impairment relates to Burnett Plaza in Fort Worth, Texas, which is held for sale as of December 31, 2020.

Cousins Properties	7	Q4 2020 Supplemental Information

KEY PERFORMANCE METRICS

	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020
Property Statistics
Consolidated Operating Properties	23	24	33	33	34	34	32	32	32	33	33
Consolidated Rentable Square Feet (in thousands)	12,203	12,573	18,372	18,372	19,599	19,599	18,249	18,249	18,245	18,897	18,897
Unconsolidated Operating Properties	4	5	5	5	4	4	3	3	3	3	3
Unconsolidated Rentable Square Feet (in thousands)	3,113	3,394	3,394	3,394	2,168	2,168	1,107	1,107	1,107	1,107	1,107
Total Operating Properties	27	29	38	38	38	38	35	35	35	36	36
Total Rentable Square Feet (in thousands)	15,316	15,967	21,766	21,766	21,767	21,767	19,356	19,356	19,352	20,004	20,004

Office Leasing Activity (1)
Net Leased during the Period (square feet in thousands)	1,597	682	1,089	741	562	3,074	476	303	255	387	1,421
Net Effective Rent Calculation (per square foot)
Net Rent	$31.01	$27.86	$29.34	$33.66	$31.38	$30.43	$34.88	$33.54	$26.63	$31.54	$32.20
Net Free Rent	(0.85)	(0.49)	(0.52)	(0.64)	(1.01)	(0.63)	(1.92)	(0.92)	(1.23)	(1.16)	(1.38)
Leasing Commissions	(2.41)	(1.13)	(2.34)	(2.86)	(2.84)	(2.29)	(2.68)	(3.02)	(2.37)	(2.20)	(2.57)
Tenant Improvements	(4.40)	(1.74)	(4.69)	(3.13)	(4.89)	(3.69)	(5.27)	(4.17)	(1.57)	(2.99)	(3.75)
Leasing Costs	(7.66)	(3.36)	(7.55)	(6.63)	(8.74)	(6.61)	(9.87)	(8.11)	(5.17)	(6.35)	(7.70)
Net Effective Rent	$23.35	$24.50	$21.79	$27.03	$22.64	$23.82	$25.01	$25.43	$21.46	$25.19	$24.50
Change in Second Generation Net Rent	32.5%	22.8%	21.5%	17.2%	25.5%	21.3%	26.9%	31.8%	24.7%	24.7%	27.2%
Change in Cash-Basis Second Generation Net Rent	13.2%	7.1%	4.9%	8.1%	12.6%	7.7%	14.3%	20.6%	8.9%	8.9%	13.1%

Same Property Information (2)
Percent Leased (period end)	94.5%	94.4%	93.9%	93.7%	94.6%	94.6%	94.8%	94.4%	93.6%	92.7%	92.7%
Weighted Average Occupancy	91.9%	92.0%	91.8%	90.9%	91.1%	91.8%	91.4%	91.5%	91.9%	92.4%	91.8%
Change in Net Operating Income (over prior year period)	2.1%	4.3%	4.5%	0.3%	1.4%	2.6%	3.2%	(2.4)%	(0.4)%	(2.3)%	(0.5)%
Change in Cash-Basis Net Operating Income (over prior year period)	4.7%	4.0%	5.5%	2.9%	6.0%	4.8%	11.4%	(1.6)%	(3.0)%	(3.3)%	0.7%

Development Pipeline (3)
Estimated Project Costs (in thousands)	$245,900	$199,900	$427,900	$427,900	$565,600	$565,600	$565,600	$565,600	$566,400	$449,400	$449,400
Estimated Project Costs/ Total Undepreciated Assets	4.7%	3.8%	5.5%	5.4%	6.9%	6.9%	7.1%	7.0%	7.0%	5.4%	5.4%

Market Capitalization (4)
Common Stock Price (period end)	$31.60	$38.64	$36.17	$37.59	$41.20	$41.20	$29.27	$29.83	$28.59	$33.50	$33.50
Common Stock/Units Outstanding (period end in thousands)	106,840	106,890	148,507	148,506	148,506	148,506	148,565	148,593	148,589	148,589	148,589
Equity Market Capitalization (in thousands)	$3,376,144	$4,130,230	$5,371,498	$5,582,341	$6,118,447	$6,118,447	$4,348,498	$4,432,529	$4,248,160	$4,977,732	$4,977,732
Debt (in thousands)	1,234,016	1,287,164	2,007,663	2,023,136	2,305,494	2,305,494	2,036,955	2,038,271	2,042,161	2,277,759	2,277,759
Total Market Capitalization (in thousands)	$4,610,152	$5,417,403	$7,379,161	$7,605,477	$8,423,941	$8,423,941	$6,385,453	$6,470,800	$6,290,321	$7,255,491	$7,255,491

Cousins Properties	8	Q4 2020 Supplemental Information

KEY PERFORMANCE METRICS

	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020
Credit Ratios (4)
Net Debt/Total Market Capitalization	26.5%	23.4%	26.8%	26.2%	27.1%	27.1%	29.8%	30.9%	31.7%	31.2%	31.2%
Net Debt/Total Undepreciated Assets	24.0%	24.1%	25.5%	25.2%	27.8%	27.8%	24.0%	24.9%	24.6%	27.0%	27.0%
Net Debt/Annualized Adjusted EBITDAre (5)	3.64	3.26	5.15	4.02	4.55	4.55	3.66	4.44	4.24	4.84	4.84
Fixed Charges Coverage (Adjusted EBITDAre)	5.46	6.08	5.58	6.21	5.91	5.95	6.28	6.04	5.95	5.74	6.00

Dividend Information (4)
Common Dividend per Share	$1.04	$0.29	$0.29	$0.29	$0.29	$1.16	$0.30	$0.30	$0.30	$0.30	$1.20
Funds From Operations (FFO) Payout Ratio before Transaction Costs	40.8%	36.1%	52.1%	39.7%	39.3%	41.4%	39.4%	45.5%	43.7%	44.3%	43.1%
Funds Available for Distribution (FAD) Payout Ratio	61.2%	56.4%	131.6%	53.9%	60.8%	67.2%	59.7%	77.4%	65.0%	76.4%	68.5%

Operations Ratio (4)
Annualized General and Administrative Expenses/Total Undepreciated Assets	0.43%	0.87%	0.43%	0.30%	0.55%	0.45%	0.28%	0.43%	0.28%	0.34%	0.32%

Additional Information (4) (in thousands, except per square foot amounts)
In-Place Gross Rent (per square foot) (6)	$36.41	$36.95	$36.98	$37.26	$37.44	$37.44	$39.29	$39.48	$39.72	$40.26	$40.26
Straight Line Rental Revenue	$26,017	$8,732	$6,068	$6,522	$8,123	$29,445	$9,895	$11,238	$13,054	$8,394	$42,581
Below Market Rents Amortization, net	$6,877	$1,670	$1,981	$3,042	$2,846	$9,539	$2,808	$2,737	$2,534	$2,523	$10,602
Second Generation Capital Expenditures	$56,667	$8,074	$40,604	$18,946	$23,085	$90,709	$23,817	$25,716	$17,718	$30,624	$97,875

(1)	See Office Leasing Activity on page 20 for additional detail and explanations.
(2)
Same Property Information is derived from the pool of office properties, as defined, in the period originally reported. See Same Property Performance on page 18 and Non-GAAP Financial Measures - Calculations and Reconciliations on page 32 for additional information.

(3)	Cousins' share of estimated project costs. See Development Pipeline on page 26 for additional detail.
(4)	See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 32.
(5)
Given the timing of the closing of the TIER merger, the actual calculation of this ratio was temporarily high for the second quarter of 2019 and decreased when a full quarter of TIER operations were included in EBITDAre. Second quarter 2019 EBITDAre, annualized for the calculation, included 17 days of Legacy TIER operations while the total impact of the TIER transaction was included in net debt as of June 30, 2019.

(6)	In-place gross rent equals the annualized cash basis base rent including tenant's share of estimated operating expenses, if applicable, as of the end of the period divided by occupied square feet.

Cousins Properties	9	Q4 2020 Supplemental Information

KEY PERFORMANCE METRICS

    (1) Office properties only.

    Note: See additional information included herein for calculations, definitions, and reconciliations to GAAP financial measures.

Cousins Properties	10	Q4 2020 Supplemental Information

FUNDS FROM OPERATIONS - SUMMARY (1)

	(amounts in thousands, except per share amounts)
	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020
Net Operating Income	$326,063	$87,731	$97,417	$120,642	$126,000	$431,790	$127,782	$117,132	$120,016	$121,104	$486,034
Gain (loss) on Sales of Undepreciated Investment Properties	3,291	13,132	1,337	21	3,692	18,182	1,335	—	—	(723)	612
Fee Income	10,089	8,728	7,075	7,495	5,220	28,518	4,732	4,689	4,351	4,454	18,226
Other Income	3,678	748	306	3,671	3,136	7,861	2,994	726	406	199	4,325
Reimbursed Expenses	(3,782)	(932)	(1,047)	(1,290)	(735)	(4,004)	(521)	(322)	(373)	(364)	(1,580)
General and Administrative Expenses	(22,040)	(11,460)	(8,374)	(5,852)	(11,321)	(37,007)	(5,652)	(8,543)	(5,658)	(7,181)	(27,034)
Interest Expense	(45,886)	(12,574)	(13,692)	(16,377)	(17,058)	(59,701)	(16,554)	(14,543)	(15,497)	(16,082)	(62,676)
Other Expenses	(1,642)	(404)	(50,699)	(1,658)	(2,286)	(55,047)	(1,188)	(1,007)	(1,113)	(664)	(3,972)
Depreciation and Amortization of Non-Real Estate Assets	(1,872)	(456)	(454)	(443)	(446)	(1,799)	(207)	(173)	(154)	(154)	(688)
FFO (1)	$267,899	$84,513	$31,869	$106,209	$106,202	$328,793	$112,721	$97,959	$101,978	$100,589	$413,247
Weighted Average Shares - Diluted	106,868	106,901	114,670	148,530	148,534	129,831	148,561	148,580	148,606	148,669	148,636
FFO per Share (1)	$2.51	$0.79	$0.28	$0.72	$0.72	$2.53	$0.76	$0.66	$0.69	$0.68	$2.78

     (1) See pages 32 and 35 for reconciliations of Funds From Operations to net income available to common shareholders.

Cousins Properties	11	Q4 2020 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020
Net Operating Income
Consolidated Properties
The Domain (2)	$—	$—	$1,881	$8,926	$9,138	$19,945	$9,068	$9,899	$11,053	$11,701	$41,721
Spring & 8th (2)	21,450	7,218	7,385	7,392	7,374	29,369	7,351	7,255	7,340	7,286	29,232
Terminus (2) (3)	—	—	—	—	7,330	7,330	6,949	6,899	7,227	6,620	27,695
Northpark (2)	24,418	6,463	6,039	6,521	6,249	25,272	6,916	6,983	7,087	6,682	27,668
Corporate Center (2)	23,946	6,386	6,785	6,619	6,694	26,484	6,157	5,928	6,113	7,199	25,397
Hayden Ferry (2)	23,465	5,945	6,154	5,721	6,118	23,938	6,321	5,676	6,069	6,280	24,346
One South at the Plaza (fka Bank of America Plaza) (2)	—	—	933	5,103	4,569	10,605	5,323	5,028	5,191	4,478	20,020
Fifth Third Center	19,130	4,735	4,503	4,408	4,347	17,993	4,573	4,791	4,643	4,347	18,354
BriarLake Plaza (2)	—	—	852	4,623	4,742	10,217	4,681	4,367	4,359	4,697	18,104
One Eleven Congress	16,218	4,446	4,515	4,203	4,215	17,379	4,396	4,496	4,565	4,573	18,030
Promenade	16,502	4,788	4,708	4,353	4,510	18,359	4,506	3,950	4,256	4,101	16,813
The Terrace (2)	—	—	749	3,617	3,945	8,311	3,988	3,998	4,003	4,152	16,141
3344 Peachtree	12,182	3,142	3,328	3,345	3,488	13,303	5,267	2,966	3,352	3,498	15,083
San Jacinto Center	14,652	3,665	3,679	3,637	3,612	14,593	3,617	4,290	3,745	3,314	14,966
Burnett Plaza	—	—	710	3,556	3,963	8,229	3,631	3,649	3,725	3,158	14,163
Colorado Tower	13,773	3,480	3,483	3,502	3,526	13,991	3,350	3,303	3,055	2,640	12,348
Buckhead Plaza (2)	16,851	4,047	3,968	3,765	3,299	15,079	3,617	2,783	2,984	2,894	12,278
NASCAR Plaza	10,334	2,538	2,494	2,586	2,682	10,300	2,750	2,655	2,845	2,470	10,720
816 Congress	11,656	3,290	2,879	2,969	2,709	11,847	2,636	2,754	2,645	2,587	10,622
3350 Peachtree	7,633	2,011	2,345	2,329	2,272	8,957	2,450	2,849	2,162	2,190	9,651
Legacy Union One	—	—	450	2,360	2,347	5,157	2,400	2,396	2,390	2,399	9,585
1200 Peachtree	—	775	2,318	2,332	2,266	7,691	2,332	2,318	2,371	2,319	9,340
Tempe Gateway	7,934	2,165	1,757	1,785	2,043	7,750	2,084	1,835	1,827	1,770	7,516
8000 Avalon	5,432	1,714	1,916	1,899	1,879	7,408	1,759	1,867	1,856	1,721	7,203
Domain Point (2)	—	—	348	1,571	1,139	3,058	1,187	1,435	1,482	1,640	5,744
111 West Rio	5,477	1,381	1,380	1,407	1,391	5,559	1,388	1,411	1,309	1,389	5,497
3348 Peachtree	5,720	1,527	1,499	1,598	1,543	6,167	1,502	1,309	1,308	1,341	5,460
5950 Sherry Lane	—	—	220	1,056	1,040	2,316	1,239	1,184	1,298	1,280	5,001
The Pointe	4,815	1,255	1,235	1,260	1,339	5,089	1,192	1,230	1,254	1,076	4,752
Meridian Mark Plaza	3,849	1,018	1,163	1,104	1,085	4,370	1,067	846	1,129	1,117	4,159
Research Park V	4,066	1,031	1,023	1,006	1,027	4,087	1,029	1,029	1,055	1,012	4,125
Harborview Plaza	1,753	346	553	431	683	2,013	795	840	863	793	3,291
The RailYard	—	—	—	—	—	—	—	—	—	929	929
Other (4)	25,919	6,492	6,786	6,621	7,312	27,211	6,226	720	1,247	3,051	11,244
Subtotal - Consolidated	297,175	79,858	88,038	111,605	119,876	399,377	121,747	112,939	115,808	116,704	467,198

Cousins Properties	12	Q4 2020 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020
Unconsolidated Properties (5)
Dimensional Place	—	206	1,770	1,912	1,873	5,761	1,900	1,955	1,964	1,840	7,659
Carolina Square (2)	3,823	1,097	1,053	1,009	1,208	4,367	1,255	1,210	1,163	1,312	4,940
Emory University Hospital Midtown	4,024	1,027	1,036	1,072	1,104	4,239	1,078	962	1,080	1,090	4,210
Terminus (2) (3)	13,501	3,670	3,662	3,216	—	10,548	—	—	—	—	—
Other (4)	7,540	1,873	1,858	1,828	1,939	7,498	1,802	66	1	158	2,027
Subtotal - Unconsolidated	28,888	7,873	9,379	9,037	6,124	32,413	6,035	4,193	4,208	4,400	18,836
Total Net Operating Income (1)	326,063	87,731	97,417	120,642	126,000	431,790	127,782	117,132	120,016	121,104	486,034

Gain on Sales of Undepreciated Investment Properties
Sales Less Cost of Sales - Consolidated	512	13,132	1,337	21	3,692	18,182	—	—	—	—	—
Sales Less Cost of Sales - Unconsolidated (5)	2,779	—	—	—	—	—	1,335	—	—	(723)	612
Total Gain on Sales of Undepreciated Investment Properties	3,291	13,132	1,337	21	3,692	18,182	1,335	—	—	(723)	612

Fee Income
Development Fees	2,935	7,022	5,112	5,670	4,254	22,058	3,835	3,846	3,804	3,849	15,334
Management Fees (6)	5,911	1,379	1,548	1,824	966	5,717	762	843	546	605	2,756
Leasing & Other Fees	1,243	327	415	1	—	743	135	—	1	—	136
Total Fee Income	10,089	8,728	7,075	7,495	5,220	28,518	4,732	4,689	4,351	4,454	18,226

Other Income
Termination Fees	1,548	520	190	3,575	2,942	7,227	2,844	539	372	79	3,834
Termination Fees - Unconsolidated (5)	—	3	4	9	—	16	1	2	5	1	9
Interest and Other Income	1,722	140	11	3	92	246	37	126	6	62	231
Interest and Other Income - Unconsolidated (5)	315	85	101	84	102	372	112	59	23	57	251
Gain on Extinguishment of Debt	93	—	—	—	—	—	—	—	—	—	—
Total Other Income	3,678	748	306	3,671	3,136	7,861	2,994	726	406	199	4,325

Total Fee and Other Income	13,767	9,476	7,381	11,166	8,356	36,379	7,726	5,415	4,757	4,653	22,551

Reimbursed Expenses	(3,782)	(932)	(1,047)	(1,290)	(735)	(4,004)	(521)	(322)	(373)	(364)	(1,580)

General and Administrative Expenses	(22,040)	(11,460)	(8,374)	(5,852)	(11,321)	(37,007)	(5,652)	(8,543)	(5,658)	(7,181)	(27,034)

Interest Expense
Consolidated Debt
2019 Senior Notes, Unsecured ($275M)	—	—	(366)	(2,744)	(2,743)	(5,853)	(2,744)	(2,744)	(2,743)	(2,744)	(10,975)
2017 Senior Notes, Unsecured ($250M)	(9,958)	(2,490)	(2,489)	(2,490)	(2,489)	(9,958)	(2,489)	(2,490)	(2,490)	(2,489)	(9,958)
2019 Senior Notes, Unsecured ($250M)	—	—	(326)	(2,440)	(2,441)	(5,207)	(2,441)	(2,441)	(2,441)	(2,441)	(9,764)
Terminus (2) (3)	—	—	—	—	(1,540)	(1,540)	(1,526)	(1,511)	(1,497)	(1,482)	(6,016)
Credit Facility, Unsecured	(3,023)	(1,289)	(1,705)	(1,628)	(2,703)	(7,325)	(3,081)	(773)	(827)	(1,087)	(5,768)
Term Loan, Unsecured	(8,495)	(2,422)	(2,421)	(2,302)	(2,049)	(9,194)	(1,891)	(1,190)	(994)	(981)	(5,056)
2019 Senior Notes, Unsecured ($125M)	—	—	(160)	(1,197)	(1,197)	(2,554)	(1,197)	(1,197)	(1,198)	(1,197)	(4,789)
Fifth Third Center	(4,951)	(1,221)	(1,215)	(1,208)	(1,202)	(4,846)	(1,194)	(1,188)	(1,181)	(1,174)	(4,737)
2017 Senior Notes, Unsecured ($100M)	(4,145)	(1,036)	(1,037)	(1,036)	(1,036)	(4,145)	(1,036)	(1,037)	(1,036)	(1,036)	(4,145)
Colorado Tower	(4,233)	(1,051)	(1,046)	(1,040)	(1,036)	(4,173)	(1,030)	(1,026)	(1,020)	(1,015)	(4,091)
Promenade	(4,360)	(1,069)	(1,060)	(1,052)	(1,043)	(4,224)	(1,034)	(1,025)	(1,016)	(1,006)	(4,081)

Cousins Properties	13	Q4 2020 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020
816 Congress	(3,173)	(784)	(779)	(776)	(772)	(3,111)	(768)	(763)	(760)	(755)	(3,046)
Legacy Union One	—	—	(98)	(536)	(535)	(1,169)	(528)	(527)	(536)	(536)	(2,127)
Other (4)	(1,994)	(473)	(473)	(469)	(468)	(1,883)	(254)	(40)	(41)	(41)	(376)
Capitalized (7)	4,902	1,015	1,116	4,218	4,870	11,219	5,309	3,959	2,722	2,334	14,324
Subtotal - Consolidated	(39,430)	(10,820)	(12,059)	(14,700)	(16,384)	(53,963)	(15,904)	(13,993)	(15,058)	(15,650)	(60,605)

Unconsolidated Debt (5)
Emory University Hospital Midtown	(1,257)	(310)	(308)	(307)	(304)	(1,229)	(303)	(301)	(301)	(297)	(1,202)
Carolina Square (2)	(1,223)	(406)	(420)	(409)	(370)	(1,605)	(347)	(249)	(138)	(135)	(869)
Terminus (2) (3)	(3,976)	(1,038)	(905)	(961)	—	(2,904)	—	—	—	—	—
Subtotal - Unconsolidated	(6,456)	(1,754)	(1,633)	(1,677)	(674)	(5,738)	(650)	(550)	(439)	(432)	(2,071)

Total Interest Expense	(45,886)	(12,574)	(13,692)	(16,377)	(17,058)	(59,701)	(16,554)	(14,543)	(15,497)	(16,082)	(62,676)

Other Expenses
Severance	(60)	(23)	(23)	(84)	(24)	(154)	(51)	(17)	—	(1)	(69)
Partners' Share of FFO in Consolidated Joint Ventures	(558)	(171)	(192)	(249)	(221)	(833)	(213)	(342)	(343)	(365)	(1,263)
Property Taxes and Other Holding Costs	(583)	(184)	(209)	(392)	(290)	(1,075)	(356)	(380)	(353)	(74)	(1,163)
Loss on Extinguishment of Debt	(85)	—	—	—	—	—	—	—	—	—	—
Income Tax Expense	—	—	(242)	242	298	298	(50)	50	—	—	—
Predevelopment & Other Costs	(108)	(23)	(206)	(127)	(46)	(402)	(153)	(255)	(417)	(224)	(1,049)
Transaction Costs	(248)	(3)	(49,827)	(1,048)	(2,003)	(52,881)	(365)	(63)	—	—	(428)
Total Other Expenses	(1,642)	(404)	(50,699)	(1,658)	(2,286)	(55,047)	(1,188)	(1,007)	(1,113)	(664)	(3,972)

Depreciation and Amortization of Non-Real Estate Assets	(1,872)	(456)	(454)	(443)	(446)	(1,799)	(207)	(173)	(154)	(154)	(688)

FFO (1)	$267,899	$84,513	$31,869	$106,209	$106,202	$328,793	$112,721	$97,959	$101,978	$100,589	$413,247
Weighted Average Shares - Diluted	106,868	106,901	114,670	148,530	148,534	129,831	148,561	148,580	148,606	148,669	148,636
FFO per Share (1)	$2.51	$0.79	$0.28	$0.72	$0.72	$2.53	$0.76	$0.66	$0.69	$0.68	$2.78

Note: Amounts may differ slightly from other schedules contained herein due to rounding.
(1) See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 32.
(2) Contains multiple buildings that are grouped together for reporting purposes.
(3) On October 1, 2019, the Company purchased its partner's 50% interest in Terminus Office Holdings LLC.
(4) Primarily represents properties sold and loans repaid prior to December 31, 2020 that are not considered discontinued operations. The Company sold the Hearst Tower and Woodcrest operating properties and its interest in the Gateway Village unconsolidated joint venture in the first quarter of 2020. Includes preliminary operational activity at 10000 Avalon, 120 West Trinity and
      Domain 10, which are in the final stages of development and not yet stabilized.

(5) Unconsolidated amounts include amounts recorded in unconsolidated joint ventures for the respective category multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures, but believes including these amounts in the categories indicated is meaningful to investors and analysts.
(6) Management Fees include reimbursement of expenses that are included in the "Reimbursed Expenses" line item.
(7) Amounts of interest expense related to consolidated debt that is capitalized to consolidated development projects and equity in unconsolidated development projects.

Cousins Properties	14	Q4 2020 Supplemental Information

PORTFOLIO STATISTICS

Office Properties	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (1)		% of Total Net Operating Income (2)	Property Level Debt ($000) (3)
				4Q20	3Q20	4Q20	3Q20

Spring & 8th (4)	765,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	6.2%	$—
Terminus (4) (5)	1,226,000	Consolidated	100%	85.1%	83.0%	81.7%	83.2%	5.7%	195,489
Northpark (4)	1,539,000	Consolidated	100%	90.9%	92.2%	91.5%	91.9%	5.7%	—
Promenade	777,000	Consolidated	100%	89.6%	90.4%	90.8%	90.5%	3.5%	92,492
3344 Peachtree	484,000	Consolidated	100%	95.3%	95.3%	91.4%	88.9%	3.0%	—
Buckhead Plaza (4)	666,000	Consolidated	100%	73.2%	73.8%	70.9%	71.7%	2.5%	—
1200 Peachtree (5)	370,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	2.0%	—
3350 Peachtree	413,000	Consolidated	100%	95.2%	95.2%	95.2%	95.2%	1.9%	—
8000 Avalon	229,000	Consolidated	90%	97.8%	97.8%	97.8%	97.8%	1.5%	—
3348 Peachtree	258,000	Consolidated	100%	91.0%	91.0%	90.8%	91.0%	1.1%	—
Meridian Mark Plaza	160,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.0%	—
Emory University Hospital Midtown	358,000	Unconsolidated	50%	98.6%	98.6%	98.6%	97.7%	0.9%	33,098
ATLANTA	7,245,000			90.7%	90.7%	89.9%	90.1%	35.0%	321,079

The Domain (4) (5)	1,603,000	Consolidated	100%	100.0%	100.0%	95.8%	94.8%	10.0%	—
One Eleven Congress	519,000	Consolidated	100%	87.6%	91.8%	91.1%	90.1%	3.9%	—
The Terrace (4) (5)	619,000	Consolidated	100%	90.6%	88.8%	87.4%	85.7%	3.6%	—
San Jacinto Center	399,000	Consolidated	100%	93.9%	96.5%	94.4%	96.5%	2.8%	—
Colorado Tower	373,000	Consolidated	100%	99.1%	99.1%	86.0%	92.1%	2.3%	114,114
816 Congress	435,000	Consolidated	100%	83.9%	85.0%	84.6%	85.8%	2.2%	77,917
Domain Point (4) (5)	243,000	Consolidated	96.5%	90.6%	90.6%	90.6%	90.6%	1.4%	—
Research Park V	173,000	Consolidated	100%	97.1%	97.1%	97.1%	97.1%	0.9%	—
AUSTIN	4,364,000			94.3%	94.5%	91.8%	91.6%	27.1%	192,031

Fifth Third Center	692,000	Consolidated	100%	99.5%	99.6%	99.5%	99.8%	3.7%	136,676
One South at the Plaza (fka Bank of America Plaza) (5)	891,000	Consolidated	100%	58.0%	76.9%	76.3%	79.9%	3.8%	—
NASCAR Plaza	394,000	Consolidated	100%	99.4%	99.4%	99.6%	99.6%	2.1%	—
Dimensional Place (5)	281,000	Unconsolidated	50%	95.6%	95.6%	95.6%	95.6%	1.6%	—
The RailYard (5)	329,000	Consolidated	100%	96.8%	—%	96.8%	—%	—%	—
CHARLOTTE	2,587,000			83.8%	89.7%	90.5%	91.1%	11.2%	136,676

Hayden Ferry (4)	792,000	Consolidated	100%	97.9%	98.2%	97.6%	94.4%	5.3%	—
Tempe Gateway	264,000	Consolidated	100%	78.1%	89.3%	81.5%	94.8%	1.4%	—
111 West Rio	225,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.2%	—
PHOENIX	1,281,000			94.2%	96.7%	94.7%	95.4%	7.9%	—

Corporate Center (4)	1,227,000	Consolidated	100%	97.0%	97.1%	96.5%	89.0%	6.2%	—
The Pointe	253,000	Consolidated	100%	89.6%	91.4%	90.6%	91.4%	0.9%	—
Harborview Plaza	205,000	Consolidated	100%	76.3%	76.3%	76.3%	76.3%	0.7%	—
TAMPA	1,685,000			93.4%	93.7%	93.1%	87.8%	7.8%	—
Continued on next page

Cousins Properties	15	Q4 2020 Supplemental Information

PORTFOLIO STATISTICS

Office Properties	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (1)		% of Total Net Operating Income (2)	Property Level Debt ($000) (3)
				4Q20	3Q20	4Q20	3Q20

Legacy Union One (5)	319,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	2.1%	67,437
5950 Sherry Lane (5)	197,000	Consolidated	100%	85.6%	93.1%	87.8%	91.8%	1.0%	—
DALLAS	516,000			94.5%	97.4%	95.3%	96.9%	3.1%	67,437

BriarLake Plaza - Houston (4) (5)	835,000	Consolidated	100%	84.9%	84.1%	84.1%	84.1%	4.0%	—
Burnett Plaza - Fort Worth (5)	1,023,000	Consolidated	100%	86.1%	87.2%	78.7%	88.0%	2.7%	—
Carolina Square - Chapel Hill	158,000	Unconsolidated	50%	94.5%	94.5%	94.5%	94.1%	0.4%	13,004
OTHER OFFICE	2,016,000			85.9%	86.2%	81.7%	86.6%	7.1%	13,004

TOTAL OFFICE	19,694,000			90.7%	91.8%	90.3%	90.5%	99.2%	$730,227

Other Properties
Carolina Square Apartment - Chapel Hill (246 units) (5)	266,000	Unconsolidated	50%	100.0%	100.0%	100.0%	98.1%	0.7%	21,892
Carolina Square Retail - Chapel Hill	44,000	Unconsolidated	50%	89.8%	89.8%	89.8%	89.8%	0.1%	3,621
TOTAL OTHER	310,000			98.6%	98.6%	98.6%	96.9%	0.8%	$25,513

TOTAL	20,004,000			90.8%	91.9%	90.4%	90.6%	100.0%	$755,740

(1)	The weighted average economic occupancy of the property over the period for which the property was available for occupancy.
(2)	The Company's share of net operating income from stabilized properties for the three months ended December 31, 2020.
(3)	The Company's share of property specific mortgage debt, including premiums and net of unamortized loan costs, as of December 31, 2020.
(4)	Contains two or more buildings that are grouped together for reporting purposes.
(5)	Not included in Same Property as of December 31, 2020.

Cousins Properties	16	Q4 2020 Supplemental Information

PORTFOLIO STATISTICS

Fourth Quarter Portfolio NOI by Market

Atlanta 35.0%
Austin 27.1%
Charlotte 11.2%
Phoenix 7.9%
Tampa 7.8%
Dallas 3.1%
Other 7.9%

Cousins Properties	17	Q4 2020 Supplemental Information

SAME PROPERTY PERFORMANCE (1)

	($ in thousands)
	Three Months Ended December 31,
	2020	2019	% Change
Rental Property Revenues (2)	$110,171	$113,978	(3.3)%
Rental Property Operating Expenses (2)	38,330	40,442	(5.2)%
Same Property Net Operating Income	$71,841	$73,536	(2.3)%

Cash-Basis Rental Property Revenues (3)	$103,913	$108,255	(4.0)%
Cash-Basis Rental Property Operating Expenses (4)	38,174	40,277	(5.2)%
Cash-Basis Same Property Net Operating Income	$65,739	$67,978	(3.3)%

Add: Payment Deferrals (5)	794	—	100.0%

Cash-Basis Same Property Net Operating Income Adjusted for Payment Deferrals (5)	$66,533	$67,978	(2.1)%

Less: Parking Net Operating Income	(5,121)	(7,610)	(32.7)%

Cash-Basis Same Property Net Operating Income Adjusted for Payment Deferrals and Parking (6)	$61,412	$60,368	1.7%

End of Period Leased	92.7%	94.5%
Weighted Average Occupancy	92.4%	91.3%

	Year Ended December 31,
	2020	2019	% Change
Rental Property Revenues (2)	$449,241	$460,640	(2.5)%
Rental Property Operating Expenses (2)	155,891	165,832	(6.0)%
Same Property Net Operating Income	$293,350	$294,808	(0.5)%

Cash-Basis Rental Property Revenues (3)	$423,737	$431,747	(1.9)%
Cash-Basis Rental Property Operating Expenses (4)	155,243	165,175	(6.0)%
Cash-Basis Same Property Net Operating Income	$268,494	$266,572	0.7%

Add: Payment Deferrals (5)	2,691	—	100.0%

Cash-Basis Same Property Net Operating Income Adjusted for Payment Deferrals (5)	$271,185	$266,572	1.7%

Less: Parking Net Operating Income	(24,116)	(30,125)	(19.9)%

Cash-Basis Same Property Net Operating Income Adjusted for Payment Deferrals and Parking (6)	$247,069	$236,447	4.5%

Weighted Average Occupancy	91.8%	91.8%

See next page for footnotes

Cousins Properties	18	Q4 2020 Supplemental Information

SAME PROPERTY PERFORMANCE (1)

(1)	Same Properties include those office properties that were fully operational and owned by the Company for the entirety of the comparable reporting periods. See Portfolio Statistics beginning on page 15 for footnotes indicating which properties are not included in Same Property. See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 32.
(2)	Rental Property Revenues and Expenses include results for the Company and its share of unconsolidated joint ventures and exclude termination fee income. Net operating income for unconsolidated joint ventures is calculated as rental property revenues less termination fee income and rental property expenses at the joint ventures multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures, but believes that including these amounts with consolidated net operating income is meaningful to investors and analysts.
(3)	Cash-Basis Rental Property Revenues include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Revenues, excluding termination fee income, straight-line rents, amortization of lease inducements, and amortization of acquired above and below market rents.
(4)	Cash-Basis Rental Property Operating Expenses include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Operating Expenses, excluding straight-line ground rent expense and amortization of above and below market ground rent expense.
(5)
As a result of the COVID-19 pandemic, the Company has entered into lease amendments with certain tenants to provide payment deferrals without lease extensions. Management believes that Cash-Basis Same Property Net Operating Income Adjusted for Payment Deferrals (net of any repayments made) provides analysts and investors with useful information related to the Company's core operations before the impact of certain lease amendments with tenants who have experienced disruptions in their business as a result of the COVID-19 pandemic and allows for comparability of the results of its operations with other real estate companies.

(6)	Cash-Basis Same Property Net Operating Income Adjusted for Payment Deferrals and Parking represents Cash-Basis Net Operating Income Adjusted for Payment Deferrals before parking net operating income and is intended to provide analysts and investors with useful information related to the Company's core operations before the impact of significant changes in physical occupancy at the Company's properties as a result of the COVID-19 pandemic, which is materially impacting parking net operating income.

Cousins Properties	19	Q4 2020 Supplemental Information

OFFICE LEASING ACTIVITY(1)

	Three Months Ended December 31, 2020				Year Ended December 31, 2020
	New	Renewal	Expansion	Total	New	Renewal	Expansion	Total
Gross leased (square feet)				571,193				2,845,979
Less exclusions (2)				(183,582)				(1,424,766)
Net leased (square feet)	22,847	334,572	30,192	387,611	416,657	864,892	139,664	1,421,213
Number of transactions	6	12	3	21	32	55	14	101
Lease term (years) (3)	6.4	6.5	7.1	6.6	8.5	6.2	7.4	7.0

Net effective rent calculation (per square foot per year) (3)
Net annualized rent (4)	$30.06	$31.91	$28.62	$31.54	$38.86	$29.33	$30.13	$32.20
Net free rent	(1.57)	(0.99)	(2.81)	(1.16)	(2.12)	(1.06)	(1.12)	(1.38)
Leasing commissions	(2.70)	(2.15)	(2.41)	(2.20)	(3.14)	(2.33)	(2.36)	(2.57)
Tenant improvements	(2.89)	(2.71)	(6.28)	(2.99)	(6.78)	(2.07)	(5.14)	(3.75)
Leasing costs	(7.16)	(5.85)	(11.50)	(6.35)	(12.04)	(5.46)	(8.62)	(7.70)
Net effective rent	$22.90	$26.06	$17.12	$25.19	$26.82	$23.87	$21.51	$24.50

Second generation leased square footage (5)(6)				347,605				1,116,758
Increase in second generation net rent per square foot (3)(4)(5)(6)				24.7%				27.2%
Increase in cash-basis second generation net rent per square foot (3)(5)(6)				8.9%				13.1%

(1) Office leasing activity is comprised of total square feet leased, unadjusted for ownership share, and excluding apartment property leasing and retail property leasing.
 (2) Adjusted for leases one year or less, leases for office property retail, amenity, storage, percentage rent, intercompany space, and rent deferrals/extension agreements related to the COVID-19 pandemic.
(3) Weighted average.
(4) Straight-line net rent per square foot (operating expenses deducted from gross leases) over the lease term.
(5) Excludes leases executed for spaces that were vacant upon acquisition, new leases in development properties, and leases for spaces that have been vacant for one year or more.
 (6) Increase in net rent at the end of term paid by the prior tenant compared to net rent at the beginning of term paid by the current tenant. For early renewals, the increase in net rent at the end of term of the original lease is compared to net rent at the beginning of the extended term of the lease.

Cousins Properties	20	Q4 2020 Supplemental Information

OFFICE LEASE EXPIRATIONS

Lease Expirations by Year (1)

Year of Expiration	Square Feet Expiring	% of Leased Space	Annual Contractual Rent ($000's) (2)	% of Annual Contractual Rent	Annual Contractual Rent/Sq. Ft.

2021	1,988,585	11.0%	$69,480	8.5%	$34.94
2022	1,359,054	7.5%	57,939	7.1%	42.63
2023	1,552,657	8.6%	65,266	8.0%	42.04
2024	1,163,934	6.4%	48,649	5.9%	41.80
2025	2,023,617	11.2%	90,328	11.0%	44.64
2026	1,622,577	9.0%	75,691	9.2%	46.65
2027	1,506,613	8.3%	63,785	7.8%	42.34
2028	1,301,956	7.2%	59,948	7.3%	46.04
2029	1,067,126	5.9%	49,907	6.1%	46.77
2030 & Thereafter	4,490,339	24.9%	237,849	29.1%	52.97

Total	18,076,458	100.0%	$818,842	100.0%	$45.30

(1) Company's share.
(2) Annual Contractual Rent is the estimated rent in the year of expiration. It includes the minimum base rent and an estimate of tenant's share of operating expenses, if applicable, as defined in the respective leases.

Cousins Properties	21	Q4 2020 Supplemental Information

TOP 20 OFFICE TENANTS

	Tenant (1)	Number of Properties Occupied	Number of Markets Occupied	Company's Share of Square Footage	Company's Share of Annualized Rent (2)	Percentage of Company's Share of Annualized Rent	Weighted Average Remaining Lease Term (Years)
1	NCR Corporation	1	1	762,090	$35,754,771	5.1%	13
2	Amazon	4	3	602,945	28,185,712	4.0%	6
3	Expedia, Inc.	1	1	363,751	17,379,131	2.5%	9
4	Facebook,Inc.	1	1	323,328	16,944,648	2.4%	9
5	Bank of America	2	1	513,724	15,943,460	2.3%	3
6	Norfolk Southern Corporation	2	1	394,621	9,716,585	1.4%	1
7	Apache Corporation	1	1	210,012	9,150,550	1.3%	4
8	Americredit Financial Services (dba GM Financial)	2	2	333,782	9,136,376	1.3%	9
9	Pioneer Natural Resources Company (fka Parsley Energy, L.P.)	2	1	135,612	8,570,098	1.2%	6
10	Wells Fargo Bank, NA	4	3	198,376	8,518,272	1.2%	5
11	Ovintiv USA Inc (fka Encana Oil & Gas (USA) Inc.) (3)	1	1	318,582	7,949,937	1.1%	6
12	Allstate	2	2	214,380	7,561,934	1.1%	7
13	ADP, LLC	1	1	225,000	7,479,972	1.1%	7
14	SVB Financial Group	1	1	188,940	7,397,135	1.0%	5
15	Regus Equity Business Centers, LLC	6	4	158,740	7,067,647	1.0%	5
16	Westrock Shared Services, LLC	1	1	205,185	6,955,383	1.0%	9
17	Dimensional Fund Advisors LP	1	1	132,434	6,871,718	1.0%	13
18	McGuirewoods LLP	3	3	197,282	6,864,549	1.0%	6
19	RigUp, Inc.	1	1	93,210	6,386,794	0.9%	8
20	Samsung Engineering America	1	1	133,860	6,153,090	0.8%	6
	Total			5,705,854	$229,987,762	32.7%	7

(1)	In some cases, the actual tenant may be an affiliate of the entity shown.
(2)	Annualized Rent represents the annualized rent including tenant's share of estimated operating expenses, if applicable, paid by the tenant as of the date of this report. If the tenant is in a free rent period as of the date of this report, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month it is required to pay rent.
(3)	Ovintiv USA Inc. has multiple subleases for substantially all of its space. In the event of termination of the Ovintiv lease, such subleases would become direct leases with Cousins.
Note:	This schedule includes leases that have commenced. Leases that have been signed but have not commenced are excluded.

Cousins Properties	22	Q4 2020 Supplemental Information

TENANT INDUSTRY DIVERSIFICATION

Percentage of Company's Share of Annualized Rent (1)

Technology 21.1%
Financial 16.9%
Government 1.1%
Transportation 1.6%
Marketing/Media/Creative 2.4%
Construction/Design 2.5%
Other 3.8%
Professional Services 14.5%
Real Estate 4.0%
Insurance 4.7%
Health Care 4.9%
Legal 10.4%
Energy & Utilities 5.4%
(4.1% when adjusted for subleases and amendments) (2)
Consumer Goods & Services 6.7%

Note: Management uses SIC codes when available, along with judgment, to determine tenant industry classification.
(1) Annualized Rent represents the annualized rent including tenant's share of estimated operating expenses, if applicable, paid by the tenant as of the date of this report. If the tenant is in a free rent period as of the date of this report, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month it is required to pay full rent.
(2) Several of our Energy & Utilities tenants have entered into subleases with unaffiliated parties for large portions of their space or have executed amendments to surrender portions of their currently leased space. In the event of lease terminations, generally such subleases would become direct leases with the Company, although the lease term and rent due under such subleases may differ from the primary lease. After considering the industry classification of these subleases and considering contractual space surrender obligations, the portion of our rent from Energy & Utilities tenants is reduced to 4.1%. Note that the industry percentages in the chart above have not been adjusted to reflect the various industry sectors of such subtenants, with the exception of Energy & Utilities.

Cousins Properties	23	Q4 2020 Supplemental Information

INVESTMENT ACTIVITY

Completed Property Acquisitions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Purchase Price ($ in thousands) (1)

2020
The RailYard	Office	Charlotte	100%	4Q	329,000	201,000

2019
1200 Peachtree	Office	Atlanta	100%	1Q	370,000	82,000
TIER REIT, Inc.	Office	Various	Various	2Q	5,799,000	(2)
Terminus (3)	Office	Atlanta	100%	4Q	1,226,000	246,000

2017
111 West Rio (4)	Office	Phoenix	100%	1Q	225,000	19,600

2016
Parkway Properties	Office	Various	Various	4Q	8,819,000	(5)
Cousins Fund II, L.P. (6)	Office	Various	100%	4Q	(6)	279,100

					16,768,000	$827,700

Completed Property Developments

Project	Type	Market	Company's Ownership Interest	Timing	Square Feet	Total Project Cost ($ in thousands) (1)

2020
Domain 12	Office	Austin	100%	4Q	320,000	$117,000

2019
Dimensional Place	Office	Charlotte	50%	1Q	281,000	96,000

2018
Spring & 8th	Office	Atlanta	100%	1Q/4Q	765,000	332,500

2017
8000 Avalon	Office	Atlanta	90%	2Q	229,000	73,000
Carolina Square	Mixed	Chapel Hill	50%	3Q	468,000	123,000

2015
Colorado Tower	Office	Austin	100%	1Q	373,000	126,100
Emory Point - Phase II	Mixed	Atlanta	75%	3Q	302,000	75,400
Research Park V	Office	Austin	100%	4Q	173,000	45,000

					2,911,000	$988,000
(1) Except as otherwise noted, amounts represent total purchase prices, total project cost paid by the company, and, where applicable, its joint venture partner, including certain allocated costs required by GAAP that were not incurred by the joint venture.
(2) Properties acquired in the merger with TIER REIT, Inc.
(3) Purchased outside interest of 50% in Terminus Office Holdings, LLC for $246 million before reductions for existing mortgage debt.
(4) Purchased outside interest of 25.4% in 111 West Rio.
(5) Properties acquired in the merger with Parkway Properties, Inc.
(6) Purchased the outside interest (approximately 70%) in a consolidated partnership for $279.1 million.

Cousins Properties	24	Q4 2020 Supplemental Information

INVESTMENT ACTIVITY

Completed Property Dispositions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Sales Price ($ in thousands) (1)
2020
Hearst Tower	Office	Charlotte	100%	1Q	966,000	$455,500
Gateway Village (2)	Office	Charlotte	50%	1Q	1,061,000	52,200
Woodcrest	Office	Cherry Hill	100%	1Q	386,000	25,300

2017
Emory Point I and II	Mixed	Atlanta	75%	2Q	786,000	199,000
American Cancer Society Center	Office	Atlanta	100%	2Q	996,000	166,000
Bank of America Center, One Orlando ---Centre, and Citrus Center	Office	Orlando	100%	4Q	1,038,000	208,100
Courvoisier Centre (3)	Office	Miami	20%	4Q	343,000	33,900

2016
100 North Point Center East	Office	Atlanta	100%	1Q	129,000	22,000
Post Oak Central and Greenway Plaza (4)	Office	Houston	100%	4Q	5,628,000	—
Two Liberty Place	Office	Philadelphia	100%	4Q	941,000	219,000
191 Peachtree	Office	Atlanta	100%	4Q	1,225,000	267,500
Lincoln Place	Office	Miami	100%	4Q	140,000	80,000
The Forum	Office	Atlanta	100%	4Q	220,000	70,000

2015
2100 Ross	Office	Dallas	100%	3Q	844,000	131,000
200, 333, and 555 North Point Center East	Office	Atlanta	100%	4Q	411,000	70,300
The Points at Waterview	Office	Dallas	100%	4Q	203,000	26,800

					15,317,000	$2,026,600
(1) Except as otherwise noted, amounts represent total gross sales prices received by the Company and, where applicable, its joint venture partner.
(2) The Company sold its interest in the joint venture to its partner for $52.2 million. The proceeds represent a 17% internal rate of return for the Company on its invested capital, as stipulated in the partnership agreement.
(3) The Company sold its partnership interest for $12.6 million in a transaction that valued its interest in the property at $33.9 million, prior to deduction for existing mortgage debt.
(4) After the merger with Parkway Properties, Inc., these properties were spun off in a related transaction to Parkway, Inc.

Cousins Properties	25	Q4 2020 Supplemental Information

DEVELOPMENT PIPELINE (1)

Project	Type	Market	Company's Ownership Interest	Construction Start Date	Number of Square Feet / Apartment Units	Estimated Project Cost(1)(2) ($ in thousands)	Company's Share of Estimated Project Cost(2) ($ in thousands)	Project Cost Incurred to Date(2) ($ in thousands)	Company's Share of Project Cost Incurred to Date(2) ($ in thousands)	Percent Leased	Initial Revenue Recognition(3)	Estimated Stabilization(4)

120 West Trinity	Mixed	Atlanta	20%	1Q17		$89,000	$17,800	$87,872	$17,574

Office (5)					52,000					68%	2Q20	2Q21
Apartments					330					66%	4Q19	4Q20

10000 Avalon	Office	Atlanta	90%	3Q18	251,000	96,000	86,400	94,771	85,294	75%	1Q20	1Q21

300 Colorado (6)	Office	Austin	50%	4Q18	358,000	193,000	96,500	154,476	77,238	87%	1Q21	1Q22

Domain 10	Office	Austin	100%	4Q18	300,000	111,000	111,000	93,987	93,987	98%	3Q20	3Q21

100 Mill	Office	Phoenix	90%	1Q20	287,000	153,000	137,700	54,848	49,364	44%	1Q22	1Q23

Total						$642,000	$449,400	$485,954	$323,457

(1)	This schedule shows projects currently under active development through the substantial completion of construction as well as properties in an initial lease up period prior to stabilization. Amounts included in the estimated project cost column are the estimated costs of the project through stabilization. Significant estimation is required to derive these costs, and the final costs may differ from these estimates.
(2)	Estimated and incurred project costs include financing costs only on project-specific debt, and exclude certain allocated capitalized costs required by GAAP that are not incurred by the joint venture and fair value adjustments for legacy TIER projects that were recorded as a result of the Merger.
(3)	Initial revenue recognition represents the quarter within which the Company estimates it will begin recognizing revenue under GAAP.
(4)	Estimated stabilization is the quarter within which the Company estimates it will achieve 90% economic occupancy. Beginning with initial economic occupancy, until the earlier of the achievement of 90% economic occupancy or one year, interest, taxes, and operating expenses are capitalized on the portion of the building that remains under development.
(5)	The 120 West Trinity office component has 33,000 square feet of office space and 19,000 square feet of retail space.
(6)	300 Colorado estimated project cost will be funded with a combination of $67 million of equity contributed by the joint venture partners, followed by a $126 million construction loan.

Cousins Properties	26	Q4 2020 Supplemental Information

LAND INVENTORY

	Market	Company's Ownership Interest	Financial Statement Presentation	Total Developable Land (Acres)	Cost Basis of Land ($ in thousands)

3354 Peachtree	Atlanta	95%	Consolidated	3.0
901 West Peachtree (1)	Atlanta	100%	Consolidated	1.0
The Avenue Forsyth-Adjacent Land	Atlanta	100%	Consolidated	10.4
Domain Point 3	Austin	90%	Consolidated	1.7
Domain 9	Austin	100%	Consolidated	2.5
Domain Central (Domain 14 & 15)	Austin	100%	Consolidated	5.6
South End Station	Charlotte	100%	Consolidated	3.4
303 Tremont	Charlotte	100%	Consolidated	2.4
Legacy Union 2 & 3	Dallas	95%	Consolidated	4.0
Victory Center	Dallas	75%	Unconsolidated	3.0
100 Mill-Adjacent Land	Phoenix	90%	Consolidated	0.7
Corporate Center 5 & 6 (2)	Tampa	100%	Consolidated	14.1
Total				51.8	$172,185

Company's Share				50.5	$167,383

(1)	Includes a ground lease with future obligation to purchase.
(2)	Corporate Center 5 is controlled through a long-term ground lease.

Cousins Properties	27	Q4 2020 Supplemental Information

DEBT SCHEDULE

				Company's Share of Debt Maturities and Principal Payments
				($ in thousands)
Description (Interest Rate Base, if not fixed)	Company's Ownership Interest	Rate at End of Quarter	Maturity Date	2021	2022	2023	2024	2025	Thereafter	Total Principal	Deferred Loan Costs	Above / Below Market Value	Total

Consolidated Debt - Floating Rate
Term Loan, Unsecured (LIBOR + 1.20%-1.70%) (1)	100%	1.34%	12/2/21	250,000	—	—	—	—	—	250,000	(415)	—	249,585
Credit Facility, Unsecured (LIBOR + 1.05%-1.45%) (2)	100%	1.19%	1/3/23	—	—	232,400	—	—	—	232,400	—	—	232,400
Total Floating Rate Debt				250,000	—	232,400	—	—	—	482,400	(415)	—	481,985

Consolidated Debt - Fixed Rate
2019 Senior Notes, Unsecured	100%	3.95%	7/6/29	—	—	—	—	—	275,000	275,000	(955)	—	274,045
2017 Senior Notes, Unsecured	100%	3.91%	7/6/25	—	—	—	—	250,000	—	250,000	(824)	—	249,176
2019 Senior Notes, Unsecured	100%	3.86%	7/6/28	—	—	—	—	—	250,000	250,000	(851)	—	249,149
Fifth Third Center	100%	3.37%	10/1/26	3,385	3,502	3,622	3,746	3,874	118,928	137,057	(381)	—	136,676
2019 Senior Notes, Unsecured	100%	3.78%	7/6/27	—	—	—	—	—	125,000	125,000	(414)	—	124,586
Terminus 100	100%	5.25%	1/1/23	3,319	3,497	108,181	—	—	—	114,997	—	4,836	119,833
Colorado Tower	100%	3.45%	9/1/26	2,510	2,598	2,689	2,783	2,881	101,199	114,660	(546)	—	114,114
2017 Senior Notes, Unsecured	100%	4.09%	7/6/27	—	—	—	—	—	100,000	100,000	(346)	—	99,654
Promenade	100%	4.27%	10/1/22	3,541	89,052	—	—	—	—	92,593	(101)	—	92,492
816 Congress	100%	3.75%	11/1/24	1,821	1,891	1,963	72,558	—	—	78,232	(315)	—	77,917
Terminus 200	100%	3.79%	1/1/23	1,792	1,861	70,701	—		—	74,354	—	1,301	75,655
Legacy Union One	100%	4.24%	1/1/23	—	—	66,000	—	—	—	66,000	—	1,437	67,437
Total Fixed Rate Debt				16,368	102,401	253,156	79,087	256,755	970,127	1,677,893	(4,733)	7,574	1,680,734

Total Consolidated Debt				266,368	102,401	485,556	79,087	256,755	970,127	2,160,293	(5,148)	7,574	2,162,719

Unconsolidated Debt - Floating Rate
Carolina Square (LIBOR + 1.25%) (3)	50%	1.39%	5/1/21	38,517	—	—	—	—	—	38,517	—	—	38,517
300 Colorado (LIBOR + 2.25%) (4)	50%	2.39%	1/17/22	—	43,424	—	—	—	—	43,424	—	—	43,424
Total Floating Rate Debt				38,517	43,424	—	—	—	—	81,941	—	—	81,941
									.
Unconsolidated Debt - Fixed Rate
Emory University Hospital Midtown	50%	3.50%	6/1/23	872	903	31,436	—	—	—	33,211	(113)	—	33,098
Total Fixed Rate Debt				872	903	31,436	—	—	—	33,211	(113)	—	33,098

Total Unconsolidated Debt				39,389	44,327	31,436	—	—	—	115,153	(113)	—	115,040

Total Debt				$305,757	$146,728	$516,992	$79,087	$256,755	$970,127	$2,275,446	$(5,261)	$7,574	$2,277,759

Total Maturities (5)				$288,517	$129,719	$508,332	$70,865	$250,000	$965,159	$2,212,592
% of Maturities				13%	6%	23%	3%	11%	44%	100%

Cousins Properties	28	Q4 2020 Supplemental Information

DEBT SCHEDULE

Floating and Fixed Rate Debt Analysis

	Total Debt Principal ($ in thousands)	Total Debt (%)	Weighted Average Interest Rate	Weighted Average Maturity (Yrs.)
Floating Rate Debt	$564,341	24%	1.37%	1.3
Fixed Rate Debt	1,711,105	76%	3.94%	5.4
Total Debt	$2,275,446	100%	3.30%	4.4

(1) The spread over LIBOR, under the Term Loan, at December 31, 2020 was 1.20%.
(2) As of December 31, 2020, the company had $232.4 million drawn under the Credit Facility and had the ability to borrow the full $767.6 million available. The spread over LIBOR, under the Credit Facility, at December 31, 2020 was 1.05%.
(3) The Company's share of the total borrowing capacity of the facility is $39.9 million.
(4) The Company's share of the total borrowing capacity of the facility is $63.0 million.
(5) Maturities include lump sum principal payments due at the maturity date. Maturities do not include scheduled principal payments due prior to the maturity date.

Cousins Properties	29	Q4 2020 Supplemental Information

DEBT SCHEDULE

Debt Maturity Schedule as of December 31, 2020
750,000
600,000
450,000
300,000
150,000
0
$ (in thousands)
288,517
129,719
508,332
70,865
250,000
215,159
225,000
250,000
275,000
2021
2022
2023
2024
2025
2026
2027
2028
2029
Consolidated
Unconsolidated

Cousins Properties	30	Q4 2020 Supplemental Information

JOINT VENTURE INFORMATION (1)

Joint Venture	Property	Cash Flows to Cousins (2)	Options
AMCO 120 WT Holdings LLC	120 West Trinity	20% of cash flows.	Cousins or Partner can trigger a buyout beginning 24 months after construction completion, upon which Cousins would receive the office component and Partner would receive the multifamily component, with a net settlement at a then agreed upon value.
Austin 300 Colorado Project LP	300 Colorado	50% of cash flows.	Partners can put their combined interest to Cousins, or Cousins can call Partners' combined interest, at a then agreed upon value during a 24-month period following final phase rent commencement.
Carolina Square Holdings LP	Carolina Square	50% of cash flows.	Cousins or Partner can trigger sale process, subject to a right of first offer that can be exercised by the non-triggering party.
Crawford Long-CPI, LLC	Emory University Hospital Midtown	50% of cash flows.	Cousins can put its interest to Partner, or Partner can call Cousins' interest, at a value determined by appraisal.
DC Charlotte Plaza LLLP	Dimensional Place	50% of cash flows.	Partner can purchase Cousins' interest during Q2 2021 at a value determined by appraisal and subject to a cap rate range of 6.5% to 8.0%.
HICO 100 Mill LLC	100 Mill	90% of cash flows until return of contributed capital to both partners.	Cousins can trigger sale process following construction completion, subject to a right of first offer that can be exercised by Partner.
HICO Avalon LLC	8000 Avalon	90% of cash flows until return of contributed capital to both Partners.	Cousins or Partner can trigger sale process, subject to a right of first offer that can be exercised by the non-triggering party.
HICO Avalon II LLC	10000 Avalon	90% of cash flows until return of contributed capital to both Partners.	Cousins or Partner can trigger sale process 24 months after construction completion, subject to a right of first offer that can be exercised by the non-triggering party.
TR Domain Point LLC	Domain Point	Preferred return on preferred equity contribution, then 90% of remaining cash flows.	Partner has put option beginning Q1 2023 under various circumstances.

(1)	This schedule only contains information related to joint ventures that hold an ownership interest in operating assets or projects under active development.
(2)	Each respective joint venture agreement may contain additional terms that affect the distribution of operating cash flows and capital transaction proceeds that are not yet effective, including the distribution of promoted interest.

Cousins Properties	31	Q4 2020 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	(in thousands, except per share amounts)
	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020

FFO and EBITDAre
Net income (loss) available to common stockholders	$79,164	$35,341	$(22,409)	$20,374	$117,112	$150,418	$174,943	$23,101	$28,115	$11,119	$237,278
Depreciation and amortization of real estate assets:
Consolidated properties	179,510	45,405	50,450	81,569	77,925	255,349	71,406	72,694	71,345	72,515	287,960
Share of unconsolidated joint ventures	13,078	3,254	4,154	4,148	2,602	14,158	2,347	2,106	2,125	2,162	8,740
Partners' share of real estate depreciation	(302)	(96)	(99)	(171)	(155)	(521)	(149)	(212)	(209)	(172)	(742)
(Gain) loss on sale of depreciated properties:
Consolidated properties	(4,925)	21	33	48	(92,680)	(92,578)	(90,916)	201	523	87	(90,105)
Share of unconsolidated joint ventures	29	—	5	—	10	15	(318)	(168)	15	21	(450)
Investments in unconsolidated joint ventures	—	—	—	—	—	—	(44,894)	232	59	25	(44,578)
Impairment	—	—	—	—	—	—	—	—	—	14,829	14,829
Non-controlling interest related to unit holders	1,345	588	(265)	241	1,388	1,952	302	5	5	3	315
FFO	267,899	84,513	31,869	106,209	106,202	328,793	112,721	97,959	101,978	100,589	413,247
Interest Expense	45,886	12,574	13,692	16,377	17,058	59,701	16,554	14,543	15,497	16,082	62,676
Income Tax Expenses	—	—	242	(242)	(298)	(298)	50	(50)	—	—	—
Non-Real Estate Depreciation and Amortization	1,872	456	454	443	446	1,799	207	173	154	154	688
EBITDAre (1)	315,657	97,543	46,257	122,787	123,408	389,995	129,532	112,625	117,629	116,825	476,611
Transaction Costs (2)	248	3	49,827	1,048	2,003	52,881	365	63	—	—	428
Gain on Extinguishment of Debt	(8)	—	—	—	—	—	—	—	—	—	—
Adjusted EBITDAre (1)	315,897	97,546	96,084	123,835	125,411	442,876	129,897	112,688	117,629	116,825	477,039

Income from Unconsolidated Joint Ventures
Net Operating Income
Office Properties	26,644	7,006	8,670	8,369	5,310	29,355	5,219	3,404	3,457	3,545	15,625
Other Properties	2,244	867	709	668	814	3,058	816	789	751	855	3,211
Net Operating Income	28,888	7,873	9,379	9,037	6,124	32,413	6,035	4,193	4,208	4,400	18,836
Sales Less Cost of Sales	2,779	—	—	—	—	—	—	—	—	(598)	(598)
Interest Expense	(6,456)	(1,754)	(1,633)	(1,677)	(674)	(5,738)	(650)	(550)	(439)	(432)	(2,071)
Termination Fee Income	—	3	4	9	—	16	1	2	5	1	9
Other Income	120	36	43	20	49	148	68	8	(23)	8	61
Funds from Operations - Unconsolidated Joint Ventures	25,331	6,158	7,793	7,389	5,499	26,839	5,454	3,653	3,751	3,379	16,237
Gain (Loss) on Sale of Depreciated Investment Properties, net	(29)	—	(4)	—	(10)	(15)	318	168	(15)	(21)	450
Depreciation and Amortization of Real Estate	(13,078)	(3,254)	(4,154)	(4,148)	(2,602)	(14,158)	(2,347)	(2,106)	(2,125)	(2,162)	(8,740)
Income from Unconsolidated Joint Ventures	12,224	2,904	3,635	3,241	2,887	12,666	3,425	1,715	1,611	1,196	7,947

Market Capitalization
Common Stock Price at Period End	$31.60	$38.64	$36.17	$37.59	$41.20	$41.20	$29.27	$29.83	$28.59	$33.50	$33.50
Number of Common Stock/Units Outstanding at Period End	106,840	106,890	148,507	148,506	148,506	148,506	148,565	148,593	148,589	148,589	148,589
Equity Market Capitalization	3,376,144	4,130,230	5,371,498	5,582,341	6,118,447	6,118,447	4,348,498	4,432,529	4,248,160	4,977,732	4,977,732

Consolidated Debt	1,062,570	1,116,474	1,837,449	1,850,817	2,222,975	2,222,975	1,944,034	1,939,517	1,934,905	2,162,719	2,162,719
Share of Unconsolidated Debt	171,446	170,690	170,214	172,319	82,519	82,519	92,921	98,754	107,256	115,040	115,040
Debt (1)	1,234,016	1,287,164	2,007,663	2,023,136	2,305,494	2,305,494	2,036,955	2,038,271	2,042,161	2,277,759	2,277,759

Total Market Capitalization	4,610,152	5,417,403	7,379,161	7,605,477	8,423,941	8,423,941	6,385,453	6,470,800	6,290,321	7,255,491	7,255,491

Cousins Properties	32	Q4 2020 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	(in thousands, except per share amounts)
	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020

Credit Ratios
Debt (1)	1,234,016	1,287,164	2,007,663	2,023,136	2,305,494	2,305,494	2,036,955	2,038,271	2,042,161	2,277,759	2,277,759
Less: Cash and Cash Equivalents	(2,547)	(3,456)	(11,885)	(12,396)	(15,603)	(15,603)	(124,632)	(28,255)	(36,872)	(4,290)	(4,290)
Less: Share of Unconsolidated Cash and Cash Equivalents	(10,302)	(13,427)	(15,671)	(20,154)	(8,634)	(8,634)	(9,516)	(8,826)	(12,098)	(9,419)	(9,419)
Net Debt	1,221,167	1,270,281	1,980,107	1,990,586	2,281,257	2,281,257	1,902,807	2,001,190	1,993,191	2,264,050	2,264,050
Total Market Capitalization	4,610,152	5,417,403	7,379,161	7,605,477	8,423,941	8,423,941	6,385,453	6,470,800	6,290,321	7,255,491	7,255,491
Net Debt / Total Market Capitalization	26.5%	23.4%	26.8%	26.2%	27.1%	27.1%	29.8%	30.9%	31.7%	31.2%	31.2%

Total Assets - Consolidated	4,146,296	4,251,193	6,676,672	6,704,120	7,151,447	7,151,447	6,901,934	6,908,448	6,886,596	7,107,398	7,107,398
Accumulated Depreciation - Consolidated	566,749	643,140	696,531	781,998	802,807	802,807	878,199	954,352	1,028,975	1,090,566	1,090,566
Undepreciated Assets - Unconsolidated (1)	530,076	553,098	568,387	590,183	391,457	391,457	290,134	294,987	304,976	304,539	304,539
Less: Investment in Unconsolidated Joint Ventures	(161,907)	(167,429)	(176,169)	(186,079)	(133,884)	(133,884)	(128,916)	(129,857)	(129,814)	(125,481)	(125,481)
Total Undepreciated Assets (1)	5,081,214	5,280,002	7,765,421	7,890,222	8,211,827	8,211,827	7,941,351	8,027,930	8,090,733	8,377,022	8,377,022
Net Debt	1,221,167	1,270,281	1,980,107	1,990,586	2,281,257	2,281,257	1,902,807	2,001,190	1,993,191	2,264,050	2,264,050
Net Debt / Total Undepreciated Assets (1)	24.0%	24.1%	25.5%	25.2%	27.8%	27.8%	24.0%	24.9%	24.6%	27.0%	27.0%

Coverage Ratios (1)
Interest Expense	45,886	12,574	13,692	16,377	17,058	59,701	16,554	14,543	15,497	16,082	62,676
Scheduled Principal Payments	12,008	3,481	3,516	3,551	4,178	14,726	4,126	4,120	4,282	4,284	16,812
Fixed Charges	57,894	16,055	17,208	19,928	21,236	74,427	20,680	18,663	19,779	20,366	79,488
EBITDAre	315,657	97,543	46,257	122,787	123,408	389,995	129,532	112,625	117,629	116,825	476,611
Fixed Charges Coverage Ratio (EBITDAre) (1)	5.45	6.08	2.69	6.16	5.81	5.24	6.26	6.03	5.95	5.74	6.00
Adjusted EBITDAre	315,897	97,546	96,084	123,835	125,411	442,876	129,897	112,688	117,629	116,825	477,039
Fixed Charges Coverage Ratio (Adjusted EBITDAre) (1)	5.46	6.08	5.58	6.21	5.91	5.95	6.28	6.04	5.95	5.74	6.00

Net Debt	1,221,167	1,270,281	1,980,107	1,990,586	2,281,257	2,281,257	1,902,807	2,001,190	1,993,191	2,264,050	2,264,050
Annualized EBITDAre (3)	334,968	390,172	185,028	491,148	493,632	493,632	518,128	450,500	470,516	467,300	467,300
Net Debt / Annualized EBITDAre (3)	3.65	3.26	10.70	4.05	4.62	4.62	3.67	4.44	4.24	4.84	4.84
Annualized Adjusted EBITDAre (3)	335,048	390,184	384,336	495,340	501,644	501,644	519,588	450,752	470,516	467,300	467,300
Net Debt / Annualized Adjusted EBITDAre (3)	3.64	3.26	5.15	4.02	4.55	4.55	3.66	4.44	4.24	4.84	4.84

Dividend Information
Common Dividends	109,291	30,492	42,562	42,559	42,561	158,174	44,562	44,570	44,570	44,561	178,263
FFO	267,899	84,513	31,869	106,209	106,202	328,793	112,721	97,959	101,978	100,589	413,247
FFO Payout Ratio	40.8%	36.1%	133.6%	40.1%	40.1%	48.1%	39.5%	45.5%	43.7%	44.3%	43.1%
Transaction Costs (2)	248	3	49,827	1,048	2,003	52,881	365	63	—	—	428
FFO before Transaction Costs (2)	268,147	84,516	81,696	107,257	108,205	381,674	113,086	98,022	101,978	100,589	413,675
FFO Payout Ratio before Transaction Costs (2)	40.8%	36.1%	52.1%	39.7%	39.3%	41.4%	39.4%	45.5%	43.7%	44.3%	43.1%

Cousins Properties	33	Q4 2020 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	(in thousands, except per share amounts)
	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020

FFO	267,899	84,513	31,869	106,209	106,202	328,793	112,721	97,959	101,978	100,589	413,247
Amortization of Deferred Financing Costs	2,417	615	630	692	693	2,630	700	686	691	700	2,777
Non-Cash Stock-Based Compensation	2,257	607	625	615	621	2,468	1,285	1,139	931	883	4,238
Non-Real Estate Depreciation and Amortization	1,872	456	454	443	446	1,799	207	173	154	154	688
Lease Inducements	760	157	(401)	(537)	(514)	(1,295)	(532)	(508)	(506)	(478)	(2,024)
Straight Line Rent Ground Leases	589	127	124	123	126	500	126	128	120	116	490
Above and Below Market Ground Rent	158	39	40	39	40	158	39	40	39	40	158
Transaction Costs (2)	248	3	49,827	1,048	2,003	52,881	365	63	—	—	428
Debt Premium Amortization	(880)	—	(34)	(180)	(916)	(1,130)	(916)	(916)	(916)	(916)	(3,664)
Gain on Extinguishment of Debt	(8)	—	—	—	—	—	—	—	—	—	—
Deferred Income - Tenant Improvements	(3,772)	(870)	(940)	(923)	(932)	(3,665)	(851)	(1,073)	(595)	(1,921)	(4,440)
Above and Below Market Rents	(6,877)	(1,670)	(1,981)	(3,042)	(2,846)	(9,539)	(2,808)	(2,737)	(2,534)	(2,523)	(10,602)
Second Generation Capital Expenditures (CAPEX)	(56,667)	(8,074)	(40,604)	(18,946)	(23,085)	(90,709)	(23,817)	(25,716)	(17,718)	(30,624)	(97,875)
Straight Line Rental Revenue	(26,017)	(8,732)	(6,068)	(6,522)	(8,123)	(29,445)	(9,895)	(11,238)	(13,054)	(8,394)	(42,581)
Gain (loss) on Sales of Undepreciated Investment Properties	(3,291)	(13,132)	(1,337)	(21)	(3,692)	(18,182)	(1,335)	—	—	723	(612)
FAD (1)	178,688	54,039	32,204	78,998	70,023	235,264	75,289	58,000	68,590	58,349	260,228
Common Dividends (4)	109,291	30,492	42,562	42,559	42,561	158,174	44,562	44,570	44,570	44,561	178,263
FAD Payout Ratio (1)	61.2%	56.4%	132.2%	53.9%	60.8%	67.2%	59.2%	77.4%	65.0%	76.4%	68.5%

Operations Ratio
Total Undepreciated Assets (1)	5,081,214	5,280,002	7,765,421	7,890,222	8,211,827	8,211,827	7,941,351	8,027,930	8,090,733	8,377,022	8,377,022
General and Administrative Expenses	22,040	11,460	8,374	5,852	11,321	37,007	5,652	8,543	5,658	7,181	27,034
Annualized General and Administrative Expenses (4) / Total Undepreciated Assets	0.43%	0.87%	0.43%	0.30%	0.55%	0.45%	0.28%	0.43%	0.28%	0.34%	0.32%

2nd Generation TI & Leasing Costs & Building CAPEX
Second Generation Leasing Related Costs	51,149	7,527	39,834	15,891	17,248	80,500	19,444	21,386	13,534	23,812	78,176
Second Generation Building Improvements	5,518	547	770	3,055	5,837	10,209	4,373	4,330	4,184	6,812	19,699
	56,667	8,074	40,604	18,946	23,085	90,709	23,817	25,716	17,718	30,624	97,875

(1) Includes Company share of unconsolidated joint ventures. These amounts are derived from the amounts in the categories indicated that are recorded at the joint venture multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures, but believes that including these amounts in the categories indicated is meaningful to investors and analysts.
(2) In 2018, transaction costs related primarily to the transactions with Parkway Properties, Inc. In 2019 and 2020, transaction costs relate primarily to the merger with TIER REIT, Inc.
(3) Annualized equals quarter amount annualized. Given the timing of the closing of the transactions with TIER, the actual calculation of this ratio was unusually high for the second quarter of 2019 and decreased once a full quarter of TIER operations was included in EBITDAre. Second quarter EBITADAre, annualized for the calculation, included 17 days of Legacy TIER operations while the total impact of the TIER transactions was included in net debt as of June 30, 2019.

(4) Quarter amount represents quarter annualized; year-to-date represents year-to-date actual.
Note: Amounts may differ slightly from other schedules contained herein due to rounding.

Cousins Properties	34	Q4 2020 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

FUNDS FROM OPERATIONS

	(in thousands, except per share amounts)
	Three Months Ended December 31,
	2020			2019
	Dollars	Weighted Average Common Shares	Per Share Amount	Dollars	Weighted Average Common Shares	Per Share Amount
Net Income Available to Common Stockholders	$11,119	148,564	$0.07	$117,112	146,762	$0.80
Noncontrolling interest related to unitholders	3	25	—	1,388	1,744	—
Conversion of stock options	—	7	—	—	28	—
Conversion of unvested restricted stock units	—	73	—	—	—	—

Net Income — Diluted	11,122	148,669	0.07	118,500	148,534	0.80
Depreciation and amortization of real estate assets:
Consolidated properties	72,515	—	0.49	77,925	—	0.52
Share of unconsolidated joint ventures	2,162	—	0.02	2,602	—	0.02
Partners' share of real estate depreciation	(172)	—	—	(155)	—	—
Gain/loss on sale of depreciated properties:
Consolidated properties	87	—	—	(92,680)	—	(0.62)
Share of unconsolidated joint ventures	21	—	—	10	—	—
Investments in unconsolidated joint ventures	25	—	—	—	—	—
Impairment	14,829	—	0.10	—	—	—
Funds From Operations	$100,589	148,669	$0.68	$106,202	148,534	$0.72

Cousins Properties	35	Q4 2020 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

FUNDS FROM OPERATIONS

	(in thousands, except per share amounts)
	Year Ended December 31,
	2020			2019
	Dollars	Weighted Average Common Shares	Per Share Amount	Dollars	Weighted Average Common Shares	Per Share Amount
Net Income Available to Common Stockholders	$237,278	148,277	$1.60	$150,418	128,060	$1.17
Noncontrolling interest related to unitholders	315	297	—	1,952	1,744	—
Conversion of stock options	—	8	—	—	27	—
Conversion of unvested restricted stock units	—	54	—	—	—	—

Net Income — Diluted	237,593	148,636	1.60	152,370	129,831	1.17
Depreciation and amortization of real estate assets:
Consolidated properties	287,960	—	1.94	255,349	—	1.97
Share of unconsolidated joint ventures	8,740	—	0.06	14,158	—	0.11
Partners' share of real estate depreciation	(742)	—	—	(521)	—	—
Gain/loss on sale of depreciated properties:
Consolidated properties	(90,105)	—	(0.61)	(92,578)	—	(0.72)
Share of unconsolidated joint ventures	(450)	—	—	15	—	—
Investments in unconsolidated joint ventures	(44,578)	—	(0.31)	—	—	—
Impairment	14,829	—	0.10	—	—	—
Funds From Operations	$413,247	148,636	2.78	$328,793	129,831	2.53

The tables above show Funds From Operations (“FFO”) and the related reconciliation to Net Income Available to Common Stockholders for Cousins Properties Incorporated and Subsidiaries. The Company calculated FFO in accordance with the National Association of Real Estate Investment Trusts' ("NAREIT") definition, which is net income (loss) available to common stockholders (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization of real estate assets, impairment on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

FFO is used by industry analysts and investors as a supplemental measure of an equity REIT’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, as a performance measure for incentive compensation to its officers and other key employees.

Cousins Properties	36	Q4 2020 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	($ in thousands)
	Three Months Ended		Year Ended
Net Operating Income	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Net income	$11,314	$118,568	$238,114	$152,683
Net operating income from unconsolidated joint ventures	4,400	6,124	18,836	32,413
Fee income	(4,454)	(5,220)	(18,226)	(28,518)
Termination fee income	(80)	(2,943)	(3,835)	(7,228)
Other income	(62)	(92)	(231)	(246)
Reimbursed expenses	364	735	1,580	4,004
General and administrative expenses	7,181	11,321	27,034	37,007
Interest expense	15,650	16,384	60,605	53,963
Impairment	14,829	—	14,829	—
Depreciation and amortization	72,668	78,372	288,648	257,149
Transaction costs	—	2,003	428	52,881
Other expenses	250	8	2,091	1,109
Income from unconsolidated joint ventures	(1,196)	(2,887)	(7,947)	(12,666)
Gain/loss on sale of investment in unconsolidated joint ventures	173	—	(45,767)	—
Gain/loss on investment property transactions	67	(96,373)	(90,125)	(110,761)
Net Operating Income	121,104	126,000	486,034	431,790
Less:
Partners' share of NOI from consolidated joint ventures	(411)	(228)	(1,302)	(848)
Cousins' Share of NOI	120,693	125,772	484,732	430,942

Straight line rent	8,394	8,122	42,582	29,445
Non-cash income	3,986	4,291	16,129	14,499
Non-cash expense	(156)	(165)	(648)	(658)
Cash Basis Net Operating Income	$108,880	$113,752	$544,097	$388,504

Net Operating Income
Same Property	$71,841	$73,536	$293,350	$294,808
Non-Same Property	49,263	52,464	192,684	136,982
	$121,104	$126,000	$486,034	$431,790

Cash Basis Net Operating Income
Same Property	$65,739	$67,978	$268,494	$266,572
Non-Same Property	43,141	45,774	275,603	121,932
	$108,880	$113,752	$544,097	$388,504

Cousins Properties	37	Q4 2020 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

RECONCILIATION OF 2021 PROJECTED NET INCOME AVAILABLE
TO COMMON STOCKHOLDERS TO 2021 PROJECTED FFO

	Full Year 2021 Guidance
	($ in thousands, except per share amounts)
	Low		High
	Dollars	Per Share Amount (1)	Dollars	Per Share Amount (1)
Net Income Available to Common Stockholders	$123,398	$0.83	$138,277	$0.93
Add: Noncontrolling interest related to unitholders	26	$—	26	$—

Net Income	123,424	$0.83	138,303	$0.93
Add: Depreciation and amortization of real estate assets	287,238	$1.93	287,238	$1.93
Funds From Operations	$410,662	$2.76	$425,541	$2.86

(1) Calculated based on projected weighted average shares outstanding of 148.8 million.

Cousins Properties	38	Q4 2020 Supplemental Information

NON-GAAP FINANCIAL MEASURES - DISCUSSION
The Company uses non-GAAP financial measures in its filings and other public disclosures. The following is a list of non-GAAP financial measures that the Company commonly uses and a description for each measure of (1) the reasons that management believes the measure is useful to investors and (2) if material, any additional uses of the measure by management of the Company.
“Cash-Basis Net Operating Income” represents Net Operating Income excluding straight-line rents, amortization of lease inducements, amortization of acquired above and below market rents, and non-cash ground lease expense.
“EBITDAre” is a supplemental operating performance measure used in the real estate industry. The Company calculates EBITDAre in accordance with the National Association of Real Estate Investment Trusts' (“NAREIT”) definition, which is net income (loss) available to common stockholders (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the disposition of depreciated property, and impairment. All additions include the Company's share of unconsolidated joint ventures. Management believes that EBITDAre provides analysts and investors with uniform and appropriate information to use in various ratios that evaluate the Company's level of debt.
“Adjusted EBITDAre” represents EBITDAre plus loss on debt extinguishment and transaction costs. Management believes that Adjusted EBITDAre provides analysts and investors with appropriate information to use in various ratios that evaluate the Company's level of debt.
"Funds Available for Distribution” (“FAD”) represents FFO adjusted to exclude the effect of non-cash items, gains (losses) on undepreciated real estate sales, and transaction costs. Management believes that FAD provides analysts and investors with information that assists in the comparability of the Company's dividend policy with other real estate companies.
“Funds From Operations” (“FFO”) is a supplemental operating performance measure used in the real estate industry. The Company calculates FFO in accordance with the NAREIT definition, which is net income (loss) available to common stockholders (computed in accordance with GAAP), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable real property, plus depreciation and amortization of real estate assets, impairment on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis. FFO is used by industry analysts and investors as a supplemental measure of an equity REIT's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, as a performance measure for incentive compensation to its officers and other key employees.
“Net Debt” represents the Company's consolidated debt plus the Company's share of unconsolidated debt less cash and cash equivalents. The Company believes excluding cash and cash equivalents from total debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.
“Net Operating Income” ("NOI") is used by industry analysts, investors and Company management to measure operating performance of the Company's properties. NOI, which is rental property revenues (excluding termination fees) less rental property operating expenses, excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Depreciation, amortization, and impairment are also excluded from NOI for the reasons described under FFO above.
“Same Property Net Operating Income” represents Net Operating Income or Cash-Basis Net Operating Income for those office properties that have been fully operational in each of the comparable reporting periods. A fully operational property is one that achieved 90% economic occupancy or has been substantially complete and owned by the Company for each of the two periods presented. Same Property Net Operating Income or Cash-Basis Same Property Net Operating Income allows analysts, investors and management to analyze continuing operations and evaluate the growth trend of the Company's portfolio.
“Second Generation Tenant Improvements and Leasing Costs and Building Capital Expenditures” is used in the valuation and analysis of real estate. Because the Company develops and acquires properties, in addition to operating existing properties, its property acquisition and development expenditures included in the Statements of Cash Flows includes both initial costs associated with developing and acquiring investment assets and those expenditures necessary for operating and maintaining existing properties at historic performance levels. The latter costs are referred to as second generation costs and are useful in evaluating the economic performance of the asset and in valuing the asset. Accordingly, the Company discloses the portion of its property acquisition and development expenditures that pertain to second generation space in its operating properties. The Company excludes from second generation costs amounts incurred to lease vacant space in newly acquired buildings, building improvements on newly acquired buildings that management identifies as necessary to bring the building to the Company's operational standards, and leasing costs and building improvements associated with properties identified as under redevelopment or repositioning. In addition, the Company excludes building improvements intended to attract tenants to increase revenues and/or occupancy rates.
“Net Income and FFO Before Transaction Costs” represents net income and FFO before costs associated with the mergers with Parkway Properties and TIER.  Management believes that Net Income and FFO Before Transaction Costs provides analysts and investors with user information related to the Company’s core operations and for comparability of the results of its operations with other real estate companies.

Cousins Properties	39	Q4 2020 Supplemental Information

NON-GAAP FINANCIAL MEASURES - DISCUSSION

“Cash-Basis Same Property NOI Adjusted for Payment Deferrals" represents Cash-Basis Same Property NOI after excluding the impact of payment deferrals without extensions. As a result of the COVID-19 pandemic, the Company has entered into lease amendments with certain tenants who have experienced disruptions in their business as a result of the COVID-19 pandemic to provide payment deferrals without lease extensions. Management believes that Cash-Basis Same Property NOI Adjusted for Payment Deferrals provides analysts and investors with useful information related to the Company's core operations before the impact of certain lease amendments with tenants and allows for comparability of the results of its operations with other real estate companies.

“Cash-Basis Same Property NOI Adjusted for Payment Deferrals and Parking" represents Cash-Basis Same Property NOI Adjusted for Payment Deferrals before parking net operating income and is intended to provide analysts and investors with useful information related to the Company's core operations before the impact of significant changes in physical occupancy at the Company's properties as a result of the COVID-19 pandemic, which is materially impacting parking net operating income, and allows for comparability of the results of its operations with other real estate companies.

Cousins Properties	40	Q4 2020 Supplemental Information